EXHIBIT 9.1
                                                                     -----------



ENCANA CORPORATION
COVERAGE RATIOS



EARNINGS COVERAGE
                                                                       AS REPORTED          ADJUST         REVISED
                                                                      DEC 31, 2003                    DEC 31, 2003
                                                                      ------------    ------------    ------------
                                                                            U.S. $          U.S. $          U.S. $
Net Earnings                                                                 2,360                           2,360
Add (deduct):
      Interest on long-term debt                                               281                             281
      Interest on long-term debt - Discontinued Operations                      --                              --
      Income tax expense                                                       445                             445
      Income tax expense - Discontinued Operations                              59                              59
                                                                      ------------    ------------    ------------
Earnings Before Interest and Tax                                             3,145              --           3,145
                                                                      ============    ============    ============

Interest on Long-term Debt                                                     281              --             281
                                                                      ============    ============    ============

Coverage                                                                      11.2              --            11.2
                                                                      ============    ============    ============



CASH FLOW COVERAGE
                                                                       AS REPORTED          ADJUST         REVISED
                                                                      DEC 31, 2003                    DEC 31, 2003
                                                                      ------------    ------------    ------------
                                                                           U.S. $           U.S. $          U.S. $

Cash Flow                                                                    4,459                           4,459
Add (deduct):
      Interest on long-term debt                                               281                             281
      Interest on long-term debt - Discontinued Operations                      --                              --
      Current tax (recovery)                                                   (56)                            (56)
      Current tax (recovery) - Discontinued Operations                          --                              --
                                                                      ------------    ------------    ------------
Earnings Before Interest and Tax                                             4,684              --           4,684
                                                                      ============    ============    ============

Interest on Long-term Debt                                                     281              --             281
                                                                      ============    ============    ============

Coverage                                                                      16.7              --            16.7
                                                                      ============    ============    ============





                                                             COMPTROLLER'S GROUP
                                                               CORPORATE FINANCE